Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 2 to Form S-1/A (No. 333-268191) of our report dated July 14, 2022 (February 9, 2023, as to effects of the reverse stock split discussed in Note 1, and Note 3), relating to the consolidated financial statements of Permex Petroleum Corporation, for the years ended September 30, 2021 and 2020 which is part of this Registration Statement.

We also consent to the reference to us under the caption “Interests of Experts” in the Prospectus

/s/ Davidson & Company LLP

Vancouver, British Columbia, Canada
February 10, 2023